Exhibit 21.1

Subsidiaries of the Registrant

DOMESTIC

Entity	Jurisdiction of Formation
TripAdvisor Holdings, LLC	MA
TripAdvisor LLC	DE
FlipKey, Inc.	DE
Oyster Travel Corporation	DE
Smarter Travel Media LLC	NV
Jetsetter, Inc.	DE
Viator, Inc.	DE
The Independent Traveler, Inc.	NJ
TripAdvisor APAC Holdings Corp.	DE
TripAdvisor GP1 LLC	DE
TripAdvisor GP2 LLC	DE
TripAdvisor Finance LLC	DE
TripAdvisor LP2 LLC	DE
Restorando, Inc.	DE
TripAdvisor Securities Corporation	MA
CityMaps, Inc.	DE
SinglePlatform, LLC	DE
Bookatable, Inc.	DE

INTERNATIONAL

Entity	Jurisdiction of Formation
TripAdvisor UK1 LP	United Kingdom
TripAdvisor UK2 LP	United Kingdom
Bokun ehf	Iceland
Viator Systems Pty Limited	Australia
Viator Limited	United Kingdom
TripAdvisor Canada Corp.	Canada
TripAdvisor Travel India Private Limited	India
TripAdvisor (Barbados) Srl	Barbados
TripAdvisor Cayman Holdings II Limited	Cayman
TripAdvisor UK Holdco, Ltd	United Kingdom
LF Holdings (France) SAS	France
Owl Payments Limited	United Kingdom
TripAdvisor Limited	United Kingdom
Holiday Lettings (Holdings) Ltd.	United Kingdom
Holiday Lettings Ltd.	United Kingdom
HouseTrip SA	Switzerland
HouseTrip Limited	United Kingdom
Tortoise Software Limited	United Kingdom
TripAdvisor Australia Pty. Ltd.	Australia
TripAdvisor GmbH	Germany
TripAdvisor France SAS	France
TripAdvisor Italy Srl	Italy
TripAdvisor Spain S.L.	Spain
Guia de Apartamentos Niumba, S.L.	Spain
TripAdvisor Portugal, Unipessoal Lda	Portugal
TripAdvisor Consultoria Em Publicidade de Viagens e Turismo Ltda.	Brazil
TripAdvisor Ireland Ltd	Ireland
TripAdvisor FZ-LLC	Dubai
TA LF Australia Pty Limited	Australia

Entity	Jurisdiction of Formation
Dimmi Pty Ltd	Australia
BestTables Marketing e Servicos de Restauracao S.A.	Portugal
BestTables Brasil Internet Servicos de Informacao e Technologia Ltda.	Brazil
BestTables II Portugal, Unipessoal Lda.	Portugal
La Fourchette SAS	France
La Fourchette Espana S.L.	Spain
Sneat SAS	France
LaFourchette Swiss SA	Switzerland
La Fourchette (Belgium) SA	Belgium
La Fourchette Elektronik Iletisim Tanitim Pazarlama Sanayi Ve Ticaret Anonim Sirketi	Turkey
La Fourchette Netherlands B.V.	The Netherlands
IENS Independent Index B.V.	The Netherlands
LaFourchette (Italy) SRL	Italy
Livebookings Holdings Limited	United Kingdom
Reservas de Restaurantes, SL	Spain
Bookatable AB	Sweden
2Book AB	Sweden
Livebookings AG	Switzerland
Bookatable GmbH & Co KG	Germany
Bookatable Verwaltungs GmbH	Germany
Livebookings, SL	Spain
Bookatable Limited	United Kingdom
Bookatable ApS	Denmark
Loghos Limited	United Kingdom
Easy Pre-Orders Limited	United Kingdom
LaFourchette Sweden AB	Sweden
Lerumar SA	Uruguay
Restorando SA	Argentina
Restorando Reservas Em Restaurantes Ltda	Brazil
Restorando SPA	Chile
Restorando Peru SAC	Peru
Restorando SAS	Colombia
Restorando Reservas SACV	Mexico
Singaba SA	Uruguay
La Fourchette (UK) Ltd.	United Kingdom
TripAdvisor K.K.	Japan
TripAdvisor Singapore Private Limited	Singapore
TripAdvisor Korea Co., Ltd.	Korea
TripAdvisor Hong Kong Limited	Hong Kong
TripAdvisor China Cayman Holdings Limited	Cayman
TripAdvisor Consulting Service (Beijing) Co. Ltd	China
Tuqu Net Information Technology (Beijing) Co., Ltd. (beneficial ownership)	China
Beijing Tuqu International Travel Service Co., Ltd. (beneficial ownership)	China